                                                              EXHIBIT 10.39


     THE DEBENTURE, AND ANY SHARES OF COMMON STOCK ACQUIRED UPON CONVERSION THEREOF, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS, EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPH 5 OF THIS SUBSCRIPTION AGREEMENT, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

                             SUBSCRIPTION AGREEMENT

This Subscription Agreement ("Agreement"), made as of March 18, 1996 and effective as set forth herein, by (i) the undersigned subscriber ("Subscriber"), on the one hand, and (ii) SA Telecommunications, Inc., a Delaware corporation ("Seller"), on the other hand, will confirm the complete understanding and agreement among the parties with respect to the following.

1.   PURCHASE, SALE AND DELIVERY OF DEBENTURES.

     (a) Upon the terms and conditions herein set forth, and on the basis of the respective representations herein contained, Subscriber hereby subscribes for and agrees to purchase from the Seller, 9% convertible subordinated debentures ("Debentures") of Seller in the form of the certificate, and containing the terms set forth in, Exhibit "A" attached hereto. The Debentures subscribed for by Subscriber, the purchase price to be paid by Subscriber ("Purchase Price") and the conversion price for the shares of common stock of Seller ("Shares") into which the Debentures are convertible are set forth in
Schedule 1 annexed hereto and Exhibit "A" attached hereto (the "Schedule") (Debentures, Shares, the Redemption Shares referred to in the Debentures (the "Redemption Shares") and Penalty Shares referred to in Section 5(c) hereto are sometimes hereinafter collectively referred to as "Securities").

     (b) The Subscriber agrees to pay the Purchase Price and shall deliver to Seller herewith a check in the full amount of the Purchase Price payable to Seller, which sum represents full payment for the Debentures.

     (c) The Subscriber understands and agrees that such check delivered by him pursuant to this Paragraph 1 will be held by Seller until a closing ("Closing") on the Debentures has occurred, and that the amount of such check will be returned without interest, if such Closing does not occur on or before the Closing Date specified on the Schedule or Subscriber withdraws its subscription for the Debentures prior to the Closing Date by written notice of such withdrawal to Seller.

     (d) The Subscriber understands that the proceeds will be used for the payment of certain indebtedness of Seller and/or for working capital purposes.

     (e) Upon Closing, a certificate in the form of Exhibit "A" evidencing the Debentures shall be delivered by the Seller to the Subscriber.

2. REPRESENTATIONS AND COVENANTS OF SUBSCRIBER. Subscriber hereby represents, warrants and covenants to the Seller as follows:

     (a) Subscriber has full power and lawful authority to execute and deliver this Agreement and to purchase the Debentures in accordance with the terms hereof and this Agreement constitutes the legally valid and binding agreement of Subscriber;

     (b) The execution and delivery of this Agreement and the consummation of the sale of the Debentures and the transactions contemplated hereby do not and will not conflict with or result in the breach by Subscriber of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Subscriber is a party or by which Subscriber or any of the Subscriber's properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over any of Subscriber's properties or assets;

     (c) Subscriber has made its own investigation of Seller and its business prospects and of the risks associated with an investment in Seller's Securities and has received, read and understands the information contained in the Seller's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, the Quarterly Reports on Form 10-QSB (as amended) for the quarterly periods ended March 31, 1995, June 30, 1995, and September 30, 1995, the Definitive Proxy Statement dated July 5, 1995, all current reports (as amended) filed under the Securities and Exchange Act of 1934, as amended, from December 31, 1994 through the date hereof and that certain prospectus dated January 3, 1996 which prospectus is included in Seller's currently effective Registration Statement on Form S-3 filed with the Securities and Exchange Commission, all delivered by Seller to Subscriber, and acknowledges that no representation or warranty with respect to Seller's business prospects has been made in this Agreement by or on behalf of Seller;

     (d) Subscriber is acquiring the Debentures for his own account, for investment only, and not with a view toward resale or distribution in a manner that would require registration under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and that he will not sell or otherwise transfer the Securities, except in compliance with state and federal law;

     (e) Subscriber has, either alone or together with his Purchaser Representative, if any, such knowledge and experience in financial and business matters that he (or they) is (are) capable of evaluating the merits and risks of his investment in the Securities;

     (f) Subscriber is able to bear the economic risk of losing his entire investment in the Securities;

     (g) Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to his net worth and current and foreseeable needs, and his investment in the Securities will not cause such overall commitment to become excessive;

     (h) That (i) if a natural person, Subscriber is at least twenty-one (21) years of age, (ii) he has adequate means of providing for his current and foreseeable needs and personal contingencies, (iii) he is aware that no market exists or may exist for the resale of the Securities and he has no need for liquidity in his investment in the Securities, (iv) he maintains his domicile (and is not a transient or temporary resident) at the address shown on the Schedule, (v) all of his investments in and commitments to non-liquid investments are, and after his purchase of the Debentures will be, reasonable in relation to the undersigned's net worth and current and foreseeable needs and
(vi) the personal financial information provided by the undersigned accurately reflects his financial condition, with respect to which he does not anticipate any material adverse changes;

     (i) Subscriber agrees and understands that Seller shall have the right, in its sole discretion, to accept or reject this subscription, in whole or in part, at any time prior to Closing, or to allocate to him only part of the Debentures for which he has subscribed. Seller will notify him whether this subscription is accepted or rejected. In the event his subscription is rejected, his payment will be returned to him, without interest, and all of his obligations hereunder shall terminate;

     (j) Subscriber agrees, acknowledges and understands that none of the Securities have been registered under the Securities Act of 1933, as amended, or the securities law of any state and, as the result thereof, is subject to substantial restrictions on transfer, which restrictions are described herein;

     (k) Subscriber agrees and understands that he will not sell or otherwise transfer any Securities or any interest therein except pursuant to an effective registration statement under the Securities Act and applicable state law or unless the Subscriber provides Seller with an opinion of counsel which is satisfactory to counsel for Seller (both as to the issuer of the opinion and the form and substance thereof) that the transfer of Securities: (i) may be effected without registration under the Securities Act, and (ii) does not cause the violation of any state securities law (including any investment suitability standards) applicable to Seller.

     (l) Subscriber may be precluded from selling or otherwise transferring or disposing of any Securities, or any portion thereof for an indefinite period of time or at any particular time and may, therefore, have to bear the economic risk of investment in the Securities for an indefinite period;

     (m) Subscriber understands that an investment in Seller involves certain risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities;

     (n) Subscriber understands that no federal or state agency has approved or disapproved the Securities, passed upon or endorsed the merits of the offering thereof, or made any finding or determination as to the fairness of the Securities for investment;

     (o) Subscriber acknowledges that Seller has made available to him and his Purchaser Representative, if any, the opportunity to ask questions of, and receive answers from, Seller concerning the terms and conditions of the offering and to obtain any additional information, to the extent that Seller or any officer thereof possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to him or otherwise to make an informed investment decision;

     (p) Subscriber acknowledges that, if he has used the services of a Purchaser Representative in connection with his investment in Seller, his Purchaser Representative has disclosed, by submitting to him a Purchaser Representative's Letter, in the form approved by Seller, any material relationship between such Purchaser Representative or his affiliates and Seller and its affiliates, which now exists or mutually is understood to be contemplated or which has existed at any time during the previous two (2) years, and further setting forth any compensation received or to be received as a result of such relationship;

     (q) SUBSCRIBER ACKNOWLEDGES THAT IF HE IS A NEW YORK RESIDENT, NEITHER THIS SUBSCRIPTION AGREEMENT NOR ANY OTHER OFFERING MATERIAL HAS BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE AND THAT THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THE OFFERING;

     (r) Subscriber does not own, directly or indirectly (within the meaning of the attribution rules set forth in Section 318 of the Internal Revenue Code of 1986, as amended), any stock or other interests in Seller or any member of its affiliated group as that term is defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended;

     (s) Subscriber is an "accredited investor" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act;

     (t) If the Subscriber is a corporation, trust, partnership or other entity, it was not formed for the specific purpose of acquiring the Securities;

     (u) Subscriber agrees and understands that he is entitled to withdraw his subscription hereunder prior to the Closing Date, provided that he provides the notice set forth in Paragraph 1(c) hereof;

     (v) Subscriber has relied solely upon his own knowledge and experience, or that of his personal advisors, in determining the economic and tax benefits, if any, of the investment with respect to his individual economic and tax situation and in determining the tax consequences to him of being an investor in Seller;

     (w) Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Seller and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, covenants, agreements, acknowledgements, and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire such Securities;

     (x) Subscriber acknowledges that, if he is purchasing the Securities subscribed for hereby in a fiduciary capacity, the above representations, warranties, covenants, agreements, acknowledgements and understandings in this
Section 2 shall be deemed to have been made on behalf of the person or persons for whom he is so purchasing.

3. REPRESENTATIONS OF SELLER. Seller represents and warrants to Subscriber that:

     (a) Seller is an issuer (other than an investment company registered or required to register under the U.S. Investment Company Act of 1940, as amended) that (i) has a class of securities registered pursuant to Section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or is required to file reports pursuant to Section 15(d); and (ii) has filed all material required to be filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act for at least the twelve (12) months immediately preceding the date hereof;

     (b) The Seller presently has, and as of the Closing will have, full legal right, power and capacity and all necessary consents, approvals and authorizations as may be required to execute and deliver this Agreement and to issue and sell the Debentures to Subscriber pursuant hereto and thereto and in the manner contemplated hereby and thereby;

     (c) When delivered pursuant hereto, the Debentures will be duly and validly authorized and issued, and free and clear of any and all liens, charges, restrictions (except as may be imposed by U.S. federal and state securities laws and those pursuant to the Subordination Agreement of even date herewith between Norwest Bank Minnesota, National Association and Subscriber (the "Subordination Agreement"), claims and encumbrances and will not subject the holders thereof to any liability by reason of holding such securities;

     (d) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

     (e) When executed and delivered by Seller, this Agreement will be duly and validly executed and delivered by Seller and will be Seller's legally binding obligation enforceable against Seller in accordance with its terms, except to the extent that: (i) such enforcement may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors' rights and remedies generally;

and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

     (f) The execution and delivery of this Agreement and the consummation of the issuance of the Debentures and the transactions contemplated hereby do not and will not conflict with or result in the breach by Seller of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which such Seller is a party or by which Seller or any of such Seller's properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over any of Seller's properties or assets; and

     (g) There are no preemptive rights, rights of first refusal, repurchase rights or any other right of Seller or any third party as to the Debentures, except as described in the Debentures.

4. INDEMNIFICATION. The Subscriber acknowledges that he understands the meaning of the representations, warranties, covenants, agreements, acknowledgments and understandings made by him in this Subscription Agreement and hereby agrees to indemnify and hold harmless Seller any subsidiary of Seller, and each shareholder, officer, director, employee, legal counsel or agent of any of the foregoing, from and against any and all losses, costs, expenses, damages, liabilities and interest (including, without limitation, court costs and attorneys' fees) arising out of or due to a breach by the Subscriber or any inaccuracy or incompleteness, of any such representations, warranties, covenants, agreements, acknowledgments or understandings. The Seller acknowledges that it understands the meaning of the representations, warranties, covenants, agreements, acknowledgments and understandings made by it in this Subscription Agreement and hereby agrees to indemnify and hold harmless Subscriber, any subsidiary of Subscriber, and each shareholder, officer, director, employee, legal counsel or agent of any of the foregoing, from and against any and all losses, costs, expenses, damages, liabilities and interest (including, without limitation, court costs and attorneys' fees) arising out of or due to a breach by the Seller or any inaccuracy or incompleteness, of any such representations, warranties, covenants, agreements, acknowledgments or understandings. Seller represents and warrants to Subscriber that: (i) the filed materials provided to Subscriber described in Section 2(c) hereof, contain, as of the date each such filing was made, no untrue statement of material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date of such filings there has been no material adverse change in the financial condition of the Seller; and (ii) the information provided to Subscriber described in Section 2(o) hereof is true and correct in all material respects as of the date such information was provided to Subscriber. All such representations, warranties, covenants, agreements, acknowledgments and understandings shall survive the delivery of this Subscription Agreement and the purchase by the undersigned of any Debentures.

5.   REGISTRATION RIGHTS.

     (a) If the Seller at any time prior to March 18, 1999 proposes to register any of its securities under the Act (except registration solely for registration of shares in connection with an employee benefit plan or a merger, consolidation or business combination or exchange offer or offering of securities solely to Seller's existing security holders), whether or not for sale for its own account, it will each such time give prompt written notice to the Subscriber of its intention to do so that Subscriber may include the Shares, the Redemption Shares, if any, and the Penalty Shares, if any (collectively, the "Debenture Securities"), in such registration. Upon the written request of the Subscriber within 10 days after the receipt of any such notice (which request shall specify the Debenture Securities, if any, intended to be disposed of by the Subscriber and the intended method of disposition thereof and a list of blue sky jurisdictions reasonably proposed by Subscriber), the Seller will use its reasonable best efforts to effect the registration under the Act of all Debenture Securities, if any, which the Seller has been so requested to register by the Subscriber, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Debenture Securities so to be registered, provided that if the Seller shall determine for any reason not to register or to delay the registration of such securities the Seller may, at its sole election, give written notice of such determination to the Subscriber and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Debenture Securities, if any, in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Debenture Securities, for the same period as the delay in registering such other securities. The registration expenses (and transfer taxes, if any) in connection with each registration requested under this Section 5 shall be paid by the Seller, except that all fees and expenses of counsel to the Subscriber, and any underwriting discounts and sales commissions attributed to Subscriber, shall be paid by the Suscriber. The provisions of this Section 5(a) are subject to the provisions of Section 5(c).

     (b) If, in any incidental registration referred to in Section 5(a) above, the Seller or underwriter, if any, determines that the number of securities proposed to be sold in such registration exceeds the number that can be sold in such offering without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of shares that any participant may sell), the Seller will include in such registration only the number of securities that, in the opinion of the Seller or such underwriter, as the case may be, can be sold without having a material adverse effect on the success of the offering as follows: (1) first, all of the shares to be issued and sold by the Seller, (2) second, all of the shares to be registered pursuant to a demand made under any contract or contracts giving the holder thereof the right to demand such registration, and (3) third, the Debenture Securities requested to be included in such registration by the Subscriber and the shares of Common Stock of the Seller requested to be included by any other person, pro rata, on the basis of the aggregate number of shares of common stock, including the Debenture Securities requested to be included.

     (c) Notwithstanding the provisions of Section 5(a) hereof, if on or before July 31, 1996, no registration statement with respect to the offering and sale of the Shares which may be acquired by Subscriber upon conversion of the Debentures purchased hereunder has been declared effective, the Seller shall make a penalty payment in the form of delivery of 2,353 shares of Seller's restricted common stock within three business days following July 31, 1996 (the "Penalty Shares"). Notwithstanding the foregoing, the penalty set forth in this
Section 5(c) shall not be payable if Subscriber chooses not to be included in a registration statement filed by Seller pursuant to Section 5(a) hereof.

     (d) In the event that the Seller shall take action to permit a public offering or sale or other distribution of the Shares pursuant to Subparagraphs 5(a) and 5(b) above, the Seller shall:

          (i) Supply to the Subscriber two executed copies of each registration statement and a reasonable number of copies of the preliminary, final and other prospectus or offering circular in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as the Subscriber shall reasonably request.

          (ii) Cooperate in taking such action as may be necessary to register or qualify the Shares under such other securities acts or blue sky laws of such jurisdictions as the Subscriber shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Subscriber of such Shares to consummate such proposed sale or other disposition of the Shares in any such jurisdiction; provided, however, that in no event shall the Seller be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified, except in the State of New York;

          (iii) Keep effective for a period of not less than nine (9) months after the initial effectiveness thereof all such registrations or Notifications under the Act and cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period, except that Seller's registration statements filed on Form SB-2 shall not be subject to the provisions of this Clause (d)
(iii);

          (iv) Indemnify and hold harmless Subscriber and each underwriter, within the meaning of the Act, who may purchase from or sell for Subscriber, any Shares, from and against any and all losses, claims, damages, and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (1) any untrue statement of a material fact contained in a registration statement furnished pursuant to Clause (d)(i) of this Subparagraph, or any prospectus or offering circular included therein, or (2) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless such untrue statement or omission was based upon information furnished or required to be furnished in writing to the Seller by or on behalf of such Subscriber or underwriter expressly for use therein), which indemnification shall include each person, if any, who controls any such Subscriber or underwriter, within the meaning of the Act; provided, however, that the Seller shall not be so obligated to indemnify any such Subscriber or underwriter or controlling person unless such Subscriber and underwriter shall at the same time, and the Subscriber of the Debentures , by accepting the same, and any transferee of such Debentures, by accepting the transfer of the same, do hereby agree to, indemnify the Seller, its directors, officers, and each person, if any, who controls the Seller within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (3) any untrue statement of a material fact contained in any registration statement or any amendment to any registration statement or prospectus or offering circular furnished pursuant to Clause (d)(i) of this Subparagraph, or
(4) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such Subscriber, underwriter or controlling person shall be limited to liability based upon information furnished, in writing to the Seller by or on behalf of such Subscriber or underwriter or controlling person expressly for use therein. The indemnity agreement of the Seller herein shall not inure to the benefit of any such Subscriber or underwriter (or to the benefit of any person who controls such Subscriber or underwriter) on account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any of such Shares by such Subscriber or underwriter to any person if such Subscriber or underwriter failed to send or give a copy of the prospectus or offering circular furnished pursuant to Clause (d)(i) of this Subparagraph, as the same may then be supplemented or amended, to such person with or prior to the written confirmation of the sale involved.

     (e) The Seller's obligations under Subparagraphs 5(a) and 5(b) shall be conditioned upon the receipt by the Seller in writing within five business days following the Seller's request therefor of:

          (i) Information as to the terms of such public offering furnished by or on behalf of Subscriber intending to make a public distribution of his Debenture Securities, if any; and

          (ii) Such other information as the Seller may reasonably require from Subscriber or any underwriter for inclusion in such registration statement or post-effective amendment.

6. EFFECTIVE DATE/CLOSING DATE. This Agreement shall become effective upon, and the Closing Date shall be, the date set forth in the initial paragraph of this Agreement.

7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas of the United States without regard to the conflicts of laws rules thereof.

8. PRESUMPTION. In interpreting the terms of this Agreement, no presumption shall arise as a result of the role of any party in the drafting of this Agreement.

9. COUNTERPARTS AND FACSIMILE. This Agreement may be executed on facsimile copies in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. NO ASSIGNMENT. The undersigned agrees not to transfer or assign this Subscription Agreement or any interest of the undersigned in the subscription in the Debentures hereunder. Any attempted transfer or assignment shall be void and without force or effect.

11. BINDING AGREEMENT; SURVIVAL. This Subscription Agreement (a) shall be binding upon the undersigned and the heirs, executors, administrators, personal representatives and successors of the undersigned, (b) shall survive the purchase of the Debentures, and (c) shall, if the undersigned consists of more than one person, be the joint and several obligation of all such persons. For purposes of this Subscription Agreement, the singular shall include the plural and the plural shall include the singular, and the masculine shall include the feminine and the neuter, as the context may require.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                         "Subscriber"


                          ___________________________
                         MOSES ELIAS



                         "Seller"

                         SA TELECOMMUNICATIONS, INC., a Delaware corporation


                         By:______________________________________
                            Jack W. Matz, Jr., Chairman and
                              Chief Executive Officer

                                   SCHEDULE 1
                                     TO THE
                             SUBSCRIPTION AGREEMENT

1.   Principal Amount of Debentures:    $50,000

2.   Purchase Price for
     Debentures:                        $50,000

3.   Name and Address of Subscriber:    Moses Elias
                                        c/o Broad Capital Associates
                                        152 West 57th Street
                                        54th Floor
                                        New York, NY 10019

4.   Maturity Date:                     March 18, 1997


5.   Conversion Price:                  Equal to the lower of (i) 75% of the
                                        average closing price of
                                        the Common Stock of the Seller
                                        as traded on NASDAQ-STEL for the five
                                        days immediately preceding the date of
                                        Subscriber's notice to Seller of
                                        the exercise of its right to convert
                                        the Debentures into shares of
                                        Common Stock or (ii) $1.75 per Share.


6.   Number of certificates:            One

7.   Denominations:                     $50,000

8.   Name appearing on Debentures:      Moses Elias

9.   Delivery method for Debentures:    Bonded Courier

10.  Closing Date:                      March 18, 1996

11.  Wire Transfer Instructions for
     Remittance of Purchase Price
     of Debentures:                     ABA# 111 907 455
                                        Account #010-08143 Operating
                                        Compass Bank, Dallas, Texas
                                        1-800-239-2265, Ext. 3851
                                        Account Name:  SA Holdings, Inc.

12.  Subordinated                       As provided in Exhibit B hereto